CARRIAGE SERVICES ANNOUNCES FIRST QUARTER 2018 RECORD RESULTS AND
LOWERS ROLLING FOUR QUARTER OUTLOOK
HOUSTON – April 24, 2018 – Carriage Services, Inc. (NYSE: CSV) today announced results for the first quarter ended March 31, 2018.
Mel Payne, Chief Executive Officer, stated, “We got off to a good start in 2018 by setting numerous historical first quarter performance records including Total Revenue of $73.4 million (up 7.7%), Total Field EBITDA of $31.2 million (up 5.8%), Consolidated EBITDA of $22.4 million (up 9.2%), GAAP and Adjusted Net Income of $9.4 million and $10.5 million, respectively (up 32.1% and 29.5%), GAAP and Adjusted Diluted EPS of $0.52 and $0.59, respectively (up 33.3% and 31.1%), and Free Cash Flow of $13.4 million (up 110.4%).
We experienced the consolidation platform performance fruits of our investment in overhead infrastructure and people during 2017 as we were able to leverage an increase of 7.7% in Total Revenue (50% each from Same Store and Acquisitions) into a 9.2% increase in Consolidated EBITDA, much higher increases of over 30% in both EPS metrics and more than 100% in Free Cash Flow, as Total Overhead declined slightly to $8.8 million but was down materially as a percent of revenue with a decline of 120 basis points to 12.0%. Our Same Store Funeral Contracts and Revenue were up 3.4% and 4.0% (Field EBITDA up 2.9%) while Same Store Cemetery Revenue and Field EBITDA were the sector performance stars in the first quarter with increases of 8.1% and 14.1%, respectively.
We are lowering the midpoint of our Rolling Four Quarter Outlook Ranges on revenues by 2.5%, Consolidated EBITDA by 4.2% and Adjusted Diluted EPS by 9.9% due to three specific issues, i.e. an acquisition under LOI (has since lapsed) that didn’t close in the fourth quarter as expected, rising interest costs on our floating rate debt, and a higher diluted share count related to our convertible debt and recent increase in our share price.
Year to date comparative highlights are shown below:
Three Months Ended March 31, 2018 compared to Three Months Ended March 31, 2017

•	Record Total Revenue of $73.4 million, an increase of 7.7%;

•	Record Net Income of $9.4 million, an increase of 32.1%;

•	Record GAAP Diluted Earnings Per Share of $0.52, an increase of 33.3%;

•	Record Total Field EBITDA of $31.2 million, an increase of 5.8%;

•	Total Field EBITDA Margin down 70 basis points to 42.6%;

•	Record Consolidated EBITDA of $22.4 million, an increase of 9.2%;

•	Consolidated EBITDA Margin up 40 basis points to 30.6%;

•	Record Adjusted Net Income of $10.5 million, an increase of 29.5%;

•	Record Adjusted Diluted Earnings Per Share of $0.59, an increase of 31.1%; and

•	Record Free Cash Flow of $13.4 million, an increase of 110.4%.
While we never claim that a “good quarter” has much meaning to long term value creation and investors, this particular quarter had historical significance. There were years and years between 2003 and 2011 when I tried to lead, inspire, convince, cajole and “tough love” coach our corporate and field leadership into believing that we could achieve 50¢/share in annual earnings. While we almost made this annual earnings milestone in 2007 with Adjusted Diluted EPS of 48¢ on revenue of $167.8 million, we had only increased annual Adjusted Diluted EPS to 66¢ on revenue of $190.6 million by 2011 (10¢ benefit from 15% share count reduction in 2008/2009) primarily due to declining margins in our funeral and cemetery portfolios that produced a Consolidated EBITDA Margin of only 22.0% in 2011.

So to start off the first quarter of 2018 by achieving a Consolidated EBITDA Margin of 30.6% and 52¢ of GAAP Diluted EPS and 59¢ of Adjusted Diluted EPS is indeed gratifying and confirming that the high performance culture concept of “First Who, Then What” is alive and well in all areas of our company.
Last year in my 2016 Shareholder Letter I covered the first 25 year history of our company which explained the evolution of the unique ideas, concepts and methodologies that comprise the critical elements of Carriage’s High Performance Culture Framework. My 2017 Shareholder Letter covers the evolution of both our current funeral portfolio profile (78% of Total Revenue) and strategic geographical profile at December 31, 2017. I also break down the publicly reported same store funeral consolidated results into a deeply analytical review of performance trends in the larger businesses of our Same Store Funeral Portfolio since 2013 (one subset since 2003), as well as Total Company Revenue and Field EBITDA growth trends since 2006 through execution of our Strategic Acquisition Model.
My goal for the 2017 Shareholder Letter was to enable an investor with a long term investment horizon to more fully comprehend the limited downside risks related to our business operations and growth strategy (cremation trends, death rates, acquisitions, leverage, economic and market down cycles, etc.) compared to the strong cash flow fundamentals and considerable upside returns over the next five to ten years as we get better and better at execution of our three core models.
My extensive writing about our company and its reported performance in my 2015, 2016 and 2017 Shareholder Letters was intended to educate and stimulate curiosity by select long term investors as well as “best in class” acquisition candidates who then want to visit with us in Houston or with any of our field operating businesses. We have learned that analyzing our SEC filings and simply reading or hearing that we have evolved into a High Performance Culture Company that just happens to be in the deathcare industry is often not enough to justify a significant long term ownership position or to come to the realization that we have evolved “succession plan solutions” that are unimaginable to most high quality business owners.
We are very open and transparent for those seeking to learn more about our company because all of our leaders and employees are extremely proud of the uniqueness of the Being The Best “idea” of Carriage and the realization that each one of us can make a positive difference in the lives of many others as we continue Carriage’s Good To Great Journey that never ends” concluded Mr. Payne.
HIGH PERFORMANCE HEROES
The following are High Performance Hero Managing Partners leading us during the first quarter on our Good To Great Journey that never ends:

Andrew Cumby	Cumby Family Funeral Home; High Point, NC
Jason Higginbotham	Lakeland Funeral Home; Lakeland, FL
Ken Duffy	John E. Day Funeral Home; Red Bank, NJ
Barry Ransbottom	Beard Mortuary; Huntington, WV
Bill Martinez	Stanfill Funeral Home; Miami, FL
Courtney Charvet	North Brevard Funeral Home; Titusville, FL
Mark Cooper	Seaside Funeral Home; Corpus Christi, TX
Kyle Incardona	Hillier Funeral Home; Bryan/College Station, TX
Cyndi Hoots	Schmidt Funeral Homes; Katy, TX
Cesar Gutierrez	Heritage-Dilday Memorial Services; Huntington Beach, CA
Justin Luyben	Evans-Brown Mortuaries & Crematory; Sun City, CA

TRUST FUND PERFORMANCE
Shown below are consolidated performance metrics for the combined trust fund portfolios (preneed funeral, preneed cemetery and cemetery perpetual care) at key dates.

Investment Performance
	Investment Performance(1)		Index Performance
	Discretionary	Total Trust	S&P 500 Stock Index	High Yield Index	70/30 index Benchmark(2)

3 months ended 03/31/2018	(3.3%)	(3.0%)	(0.8%)	(0.9%)	(0.8%)
1 year ended 12/31/17	13.1%	12.3%	21.8%	7.5%	11.8%
2 years ended 12/31/17	35.3%	32.9%	36.4%	25.9%	29.1%
3 years ended 12/31/17	31.2%	29.3%	38.3%	20.3%	25.7%
4 years ended 12/31/17	42.1%	39.5%	58.6%	23.2%	33.8%
5 years ended 12/31/17	62.4%	58.6%	102.3%	32.4%	53.4%

(1) Investment performance includes realized income and unrealized appreciation (depreciation).
(2) The 70/30 Benchmark is 70% weighted to the High Yield Index and 30% weighted to the S&P 500 Stock Index.

Asset Allocation as of March 31, 2018 (in thousands)
	Discretionary Trust Funds		Total Trust Funds
Asset Class	MV	%	MV	%
Equities	$66,593	34%	$69,193	30%
Fixed Income	106,191	54%	117,970	51%
Cash	19,783	10%	41,129	18%
Other/Insurance	3,155	2%	3,336	1%
Total Portfolios	$195,722	100%	$231,628	100%

Our total annual return for our Discretionary Preneed Funeral and Cemetery Trusts was (3.3%) compared to a total return of (0.8%) for the 70/30 High Yield/S&P 500 benchmark. Since the beginning of last year, we have slowly shifted the portfolio towards equity securities, as we found better relative value opportunities versus the high yield market. The overall performance for the quarter was particularly affected by weakness in some segments of our equity portfolio, while the performance of our fixed income portfolio generally tracked the High Yield benchmark.
FREE CASH FLOW
We produced Free Cash Flow from operations for the three months ended March 31, 2018 of $13.4 million compared to Free Cash Flow from operations of $6.4 million for the corresponding period in 2017. A reconciliation of Cash Flow Provided by Operations to Free Cash Flow for the three months ended March 31, 2017 and 2018 is as follows (in thousands):

	Three Months Ended March 31,
	2017	2018
Cash flow provided by operations	$8,159	$14,883
Cash used for maintenance capital expenditures	(1,773)	(1,446)
Free Cash Flow	$6,386	$13,437

ROLLING FOUR QUARTER OUTLOOK
The Rolling Four Quarter Outlook (“Outlook”) reflects management’s opinion on the performance of the portfolio of existing businesses, including performance of existing trusts, and excludes size and timing of acquisitions for the Rolling Four Quarter Outlook period ending March 31, 2019 unless we have a signed Letter of Intent and high likelihood of a closing within 90 days. This Outlook is not intended to be management estimates or forecasts of our future performance, as we believe precise estimates will be precisely wrong all the time. Rather our intent and goal is to reflect a “Roughly Right Range” most of the time of future Rolling Four Quarter Outlook performance as we execute our Standards Operating, Strategic Acquisition and 4E Leadership Models over time. Similarly, we self-publish a Company and Investment Profile, available on our website, that includes a Five Year “Roughly Right Scenario” of our future performance which, together with our Five Year Trend Report, provides investors a ten year past and future profile of our financial value creation dynamics and condition, making it easier to judge whether our “trends will continue to be the friend” of long term investors.
ROLLING FOUR QUARTER OUTLOOK – Period Ending March 31, 2019

Range (in millions, except per share amounts)
Revenues	$274 - $277
Adjusted Consolidated EBITDA	$77 - $81
Adjusted Net Income	$32 - $34
Adjusted Basic Earnings Per Share(1)	$2.00 - $2.05
Adjusted Diluted Earnings Per Share(1)	$1.80 - $1.85
Factors affecting our analysis include, among others, funeral contract volumes, average revenue per funeral service, cemetery interment volumes, preneed cemetery sales, capital expenditures, execution of our funeral and cemetery Standards Operating Model, market volatility and changes in Federal Reserve monetary policy. Revenues, Adjusted Consolidated EBITDA, Adjusted Net Income, Adjusted Basic Earnings Per Share and Adjusted Diluted Earnings Per Share for the four quarter period ending March 31, 2019 are expected to improve relative to the trailing four quarter period ended March 31, 2018 due to increases in our existing Funeral Home and Cemetery portfolio and modest decreases in overhead as a percentage of revenue.

(1)
The Rolling Four Quarter Outlook on Adjusted Basic Earnings Per Share and Adjusted Diluted Earnings Per Share does not include any changes to our fully diluted share count that could occur related to additional share repurchases or a stock price increase and EPS dilution calculations related to our convertible subordinated notes and outstanding and exercisable stock options.

CONFERENCE CALL AND INVESTOR RELATIONS CONTACT
Carriage Services has scheduled a conference call for tomorrow, April 25, 2018 at 8:30 a.m. central time (NEW TIME). To participate in the call, please dial 866-516-3867 (ID-2879306) and ask for the Carriage Services conference call. A replay of the conference call will be available through April 30, 2018 and may be accessed by dialing 855-859-2056 (ID-2879306). The conference call will also be available at www.carriageservices.com. For any investor relations questions, please contact Viki Blinderman at 713-332-8568 or Ben Brink at 713-332-8441 or email InvestorRelations@carriageservices.com.

CARRIAGE SERVICES, INC.
OPERATING AND FINANCIAL TREND REPORT
(IN THOUSANDS - EXCEPT PER SHARE AMOUNTS)

	Three Months Ended March 31,
	2017	2018	% Change

Same Store Contracts
Atneed Contracts	6,625	6,805	2.7%
Preneed Contracts	1,524	1,625	6.6%
Total Same Store Funeral Contracts	8,149	8,430	3.4%
Acquisition Contracts
Atneed Contracts	1,056	1,506	42.6%
Preneed Contracts	204	176	(13.7%)
Total Acquisition Funeral Contracts	1,260	1,682	33.5%
Total Funeral Contracts	9,409	10,112	7.5%

Funeral Operating Revenue
Same Store Revenue	$43,761	$45,509	4.0%
Acquisition Revenue	8,138	10,773	32.4%
Total Funeral Operating Revenue	$51,899	$56,282	8.4%

Cemetery Operating Revenue
Same Store Revenue	$10,839	$11,717	8.1%
Acquisition Revenue	909	870	(4.3%)
Total Cemetery Operating Revenue	$11,748	$12,587	7.1%

Financial Revenue
Preneed Funeral Commission Income	$303	$260	(14.2%)
Preneed Funeral Trust Earnings	1,946	2,052	5.4%
Cemetery Trust Earnings	1,716	1,759	2.5%
Preneed Cemetery Finance Charges	482	447	(7.3%)
Total Financial Revenue	$4,447	$4,518	1.6%

Total Divested Revenue	$63	$—

Total Revenue	$68,157	$73,387	7.7%

Field EBITDA
Same Store Funeral Field EBITDA	$18,234	$18,757	2.9%
Same Store Funeral Field EBITDA Margin	41.7%	41.2%	(50 bp)
Acquisition Funeral Field EBITDA	3,504	4,291	22.5%
Acquisition Funeral Field EBITDA Margin	43.1%	39.8%	(330 bp)
Total Funeral Field EBITDA	$21,738	$23,048	6.0%
Total Funeral Field EBITDA Margin	41.9%	41.0%	(90 bp)

Same Store Cemetery Field EBITDA	$3,295	$3,760	14.1%
Same Store Cemetery Field EBITDA Margin	30.4%	32.1%	170 bp
Acquisition Cemetery Field EBITDA	353	325	(7.9%)
Acquisition Cemetery Field EBITDA Margin	38.8%	37.4%	(140 bp)
Total Cemetery Field EBITDA	$3,648	$4,085	12.0%
Total Cemetery Field EBITDA Margin	31.1%	32.5%	140 bp

Funeral Financial EBITDA	$2,043	$2,047	0.2%
Cemetery Financial EBITDA	2,087	2,065	(1.1%)
Total Financial EBITDA	$4,130	$4,112	(0.4%)
Total Financial EBITDA Margin	92.9%	91.0%	(190 bp)

Total Divested EBITDA	$1	$(3)
Total Divested EBITDA Margin	—%	—%

Total Field EBITDA	$29,517	$31,242	5.8%
Total Field EBITDA Margin	43.3%	42.6%	(70 bp)

OPERATING AND FINANCIAL TREND REPORT
(IN THOUSANDS - EXCEPT PER SHARE AMOUNTS)

	Three Months Ended March 31,
	2017	2018	% Change

Overhead
Total Variable Overhead	$2,166	$2,560	18.2%
Total Regional Fixed Overhead	1,067	1,077	0.9%
Total Corporate Fixed Overhead	5,732	5,162	(9.9%)
Total Overhead	$8,965	$8,799	(1.9%)
Overhead as a percentage of Revenue	13.2%	12.0%	(120 bp)

Consolidated EBITDA	$20,552	$22,443	9.2%
Consolidated EBITDA Margin	30.2%	30.6%	40 bp

Other Expenses and Interest
Depreciation & Amortization	$3,847	$4,216	9.6%
Non-Cash Stock Compensation	836	1,100	31.6%
Interest Expense	3,029	3,735	23.3%
Accretion of Discount on Convertible Subordinated Notes	1,037	1,160	11.9%
Other, Net	(3)	(2)
Pre-Tax Income	$11,806	$12,234	3.6%
Provision for Income Taxes	4,722	3,365
Tax Benefit Related to Certain Discrete Items	—	(487)
Net Tax Provision	4,722	2,878
GAAP Net Income	$7,084	$9,356	32.1%

Special Items
Accretion of Discount on Convertible Subordinated Notes	$1,037	$1,160

Adjusted Net Income	$8,121	$10,516	29.5%
Adjusted Net Profit Margin	11.9%	14.3%	240 bp

Adjusted Basic Earnings Per Share	$0.48	$0.65	35.4%
Adjusted Diluted Earnings Per Share	$0.45	$0.59	31.1%

GAAP Basic Earnings Per Share	$0.42	$0.58	38.1%
GAAP Diluted Earnings Per Share	$0.39	$0.52	33.3%

Weighted Average Basic Shares Outstanding	16,597	16,094
Weighted Average Diluted Shares Outstanding	18,082	17,700

There are no adjustments to Consolidated EBITDA for the three months ended March 31, 2017 and 2018.

CARRIAGE SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

		(unaudited)
	December 31, 2017	March 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$952	$779
Accounts receivable, net	19,655	17,817
Inventories	6,519	6,566
Prepaid expenses	2,028	1,966
Other current assets	986	572
Total current assets	30,140	27,700
Preneed cemetery trust investments	73,853	70,296
Preneed funeral trust investments	90,682	91,782
Preneed receivables, net	31,644	20,982
Receivables from preneed trusts	15,287	15,802
Property, plant and equipment, net	247,294	245,622
Cemetery property, net	76,331	75,935
Goodwill	287,956	287,956
Intangible and other non-current assets	18,117	20,830
Cemetery perpetual care trust investments	50,229	48,285
Total assets	$921,533	$905,190
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capital lease obligations	$17,251	$17,320
Accounts payable	6,547	7,273
Other liabilities	1,361	3,789
Accrued liabilities	17,559	12,397
Total current liabilities	42,718	40,779
Long-term debt, net of current portion	121,034	116,886
Revolving credit facility	91,120	83,389
Convertible subordinated notes due 2021	124,441	125,733
Obligations under capital leases, net of current portion	6,361	6,371
Deferred preneed cemetery revenue	54,690	50,797
Deferred preneed funeral revenue	34,585	27,251
Deferred tax liability	31,159	31,366
Other long-term liabilities	3,378	2,819
Deferred preneed cemetery receipts held in trust	73,853	70,296
Deferred preneed funeral receipts held in trust	90,682	91,782
Care trusts’ corpus	49,856	47,561
Total liabilities	$723,877	$695,030
Commitments and contingencies:
Stockholders’ equity:
Common stock	$226	$228
Additional paid-in capital	216,158	216,526
Retained earnings	57,904	70,038
Treasury stock	(76,632)	(76,632)
Total stockholders’ equity	197,656	210,160
Total liabilities and stockholders’ equity	$921,533	$905,190

CARRIAGE SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	(unaudited)
	Three Months Ended March 31,
	2017	2018

Revenues:
Funeral	$54,211	$58,594
Cemetery	13,946	14,793
	68,157	73,387
Field costs and expenses:
Funeral	30,429	33,502
Cemetery	8,211	8,643
Depreciation and amortization	3,471	3,773
Regional and unallocated funeral and cemetery costs	2,954	3,281
	45,065	49,199
Gross profit	23,092	24,188

Corporate costs and expenses:
General, administrative and other	6,847	6,618
Home office depreciation and amortization	376	443
	7,223	7,061
Operating income	15,869	17,127
Interest expense	(3,029)	(3,735)
Accretion of discount on convertible subordinated notes	(1,037)	(1,160)
Other, net	3	2
Income before income taxes	11,806	12,234
Provision for income taxes	(4,722)	(3,365)
Income tax benefit related to certain discrete items	—	487
Net provision for income taxes	(4,722)	(2,878)
Net income	$7,084	$9,356

Basic earnings per common share:	$0.42	$0.58
Diluted earnings per common share:	$0.39	$0.52

Dividends declared per common share	$0.050	$0.075

Weighted average number of common and common equivalent shares outstanding:
Basic	16,597	16,094
Diluted	18,082	17,700

CARRIAGE SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	(unaudited)
	Three Months Ended March 31,
	2017	2018
Cash flows from operating activities:
Net income	$7,084	$9,356
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,847	4,216
Provision for losses on accounts receivable	389	459
Stock-based compensation expense	836	1,100
Deferred income tax expense	162	207
Amortization of deferred financing costs	203	208
Amortization of capitalized commissions on preneed contracts	—	149
Accretion of discount on convertible subordinated notes	1,037	1,160
Net loss on sale of businesses and disposal of other assets	155	19
Changes in operating assets and liabilities that provided (required) cash:
Accounts and preneed receivables	303	(533)
Inventories and other current assets	1,976	429
Intangible and other non-current assets	80	(85)
Preneed funeral and cemetery trust investments	(1,404)	3,886
Accounts payable	(2,778)	727
Accrued and other liabilities	(6,142)	(3,009)
Deferred preneed funeral and cemetery revenue	1,308	1,346
Deferred preneed funeral and cemetery receipts held in trust	1,103	(4,752)
Net cash provided by operating activities	8,159	14,883

Cash flows from investing activities:
Capital expenditures	(3,730)	(2,065)
Net cash used in investing activities	(3,730)	(2,065)

Cash flows from financing activities:
Borrowings from the revolving credit facility	18,800	3,700
Payments against the revolving credit facility	(21,400)	(11,500)
Payments against the term loan	(2,813)	(3,750)
Payments on long-term debt and obligations under capital leases	(368)	(428)
Payments on contingent consideration recorded at acquisition date	(101)	(138)
Proceeds from the exercise of stock options and employee stock purchase plan contributions	315	626
Taxes paid on restricted stock vestings and exercises of non-qualified options	(509)	(294)
Dividends on common stock	(833)	(1,207)
Net cash used in financing activities	(6,909)	(12,991)

Net decrease in cash and cash equivalents	(2,480)	(173)
Cash and cash equivalents at beginning of period	3,286	952
Cash and cash equivalents at end of period	$806	$779

NON-GAAP FINANCIAL MEASURES
This press release uses Non-GAAP financial measures to present the financial performance of the Company. Our non-GAAP reporting provides a transparent framework of our operating and financial performance that reflects the earning power of the Company as an operating and consolidation platform.
Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported operating results or cash flow from operations or any other measure of performance as determined in accordance with GAAP. We believe the Non-GAAP results are useful to investors to compare our results to previous periods, to provide insight into the underlying long-term performance trends in our business and to provide the opportunity to differentiate ourselves as the best consolidation platform in the industry against the performance of other funeral and cemetery companies.
The Company’s GAAP financial statements accompany this release. Reconciliations of the Non-GAAP financial measures to GAAP measures are provided in this press release.
The Non-GAAP financial measures include “Special Items”, “Adjusted Net Income”, “Consolidated EBITDA”, “Adjusted Consolidated EBITDA”, “Adjusted Consolidated EBITDA Margin”, “Free Cash Flow”, “Funeral, Cemetery and Financial EBITDA”, “Total Field EBITDA”, “Total Field EBITDA Margin”, “Divested Revenue”, “Divested EBITDA”, “Divested EBITDA Margin”, “Adjusted Basic Earnings Per Share” and “Adjusted Diluted Earnings Per Share” in this press release. These financial measurements are defined as similar GAAP items adjusted for Special Items and are reconciled to GAAP in this press release. In addition, the Company’s presentation of these measures may not be comparable to similarly titled measures in other companies’ reports. The definitions used by the Company for our internal management purposes and in this press release are as follows:

•
Special Items are defined as charges or credits included in our GAAP financial statements that can vary from period to period and are not reflective of costs incurred in the ordinary course of our operations. Special Items are typically taxed at the federal statutory rate, except for the accretion of the discount on Convertible Subordinated Notes, as this is a non-tax deductible item.

•
Adjusted Net Income is defined as net income plus adjustments for Special Items and other expenses or gains that we believe do not directly reflect our core operations and may not be indicative of our normal business operations.

•	Consolidated EBITDA is defined as net income before income taxes, interest expenses, non-cash stock compensation, depreciation and amortization, and interest income and other, net.

•
Adjusted Consolidated EBITDA is defined as Consolidated EBITDA plus adjustments for Special Items and other expenses or gains that we believe do not directly reflect our core operations and may not be indicative of our normal business operations.

•	Adjusted Consolidated EBITDA Margin is defined as Adjusted Consolidated EBITDA as a percentage of revenue.

•	Adjusted Free Cash Flow is defined as net cash provided by operations, adjusted by Special Items as deemed necessary, less cash for maintenance capital expenditures.

•	Funeral Field EBITDA is defined as Funeral Gross Profit, excluding depreciation and amortization, regional and unallocated funeral costs and Financial EBITDA related to the Funeral Home segment.

•
Cemetery Field EBITDA is defined as Cemetery Gross Profit, excluding depreciation and amortization, regional and unallocated cemetery costs and Cemetery Financial EBITDA related to the Cemetery segment.

•	Funeral Financial EBITDA is defined as Funeral Financial Revenue less Funeral Financial Expenses.

•	Cemetery Financial EBITDA is defined as Cemetery Financial Revenue less Cemetery Financial Expenses.

•	Total Field EBITDA is defined as Gross Profit, excluding depreciation and amortization, regional and unallocated funeral and cemetery costs.

•	Total Field EBITDA Margin is defined as Total Field EBITDA as a percentage of revenue.

•	Divested Revenue is defined as revenues from one business sold during 2017.

•	Divested EBITDA is defined as Divested Revenue, less field level and financial expenses related to the sold business noted above.

•	Divested EBITDA Margin is defined as Divested EBITDA as a percentage of Divested Revenue.

•	Adjusted Basic Earnings Per Share is defined as GAAP Basic Earnings Per Share, adjusted for Special Items.

•	Adjusted Diluted Earnings Per Share is defined as GAAP Diluted Earnings Per Share, adjusted for Special Items.
Funeral Field EBITDA and Cemetery Field EBITDA
Our operations are reported in two business segments: Funeral Home Operations and Cemetery Operations. Our Field level results highlight trends in volumes, Revenues, Field EBITDA (the individual business’ cash earning power / locally controllable business profit) and Field EBITDA Margin (the individual business’ controllable profit margin).
Funeral Field EBITDA and Cemetery Field EBITDA are defined above. Gross Profit is defined as Revenue less “Field costs and expenses” - a line item encompassing four areas of costs: i) Funeral field costs, ii) Cemetery field costs, iii) depreciation and amortization and iv) regional and unallocated costs. Funeral and Cemetery field costs include funeral merchandise costs, cemetery merchandise costs, operating expenses, labor and other related expenses incurred at the business level.
Regional and unallocated funeral and cemetery costs presented in our GAAP statement consist primarily of salaries and benefits of our Regional leadership, incentive compensation opportunity to our Field employees and other related costs for field infrastructure. These costs, while necessary to operate our businesses as currently operated within our unique, decentralized platform, are not controllable operating expenses at the Field level as the composition, structure and function of these costs are determined by Executive leadership in the Houston Support Center. These costs are components of our overall overhead platform presented within Consolidated EBITDA and Adjusted Consolidated EBITDA. We do not openly or indirectly “push down” any of these expenses to the individual business’ field level margins.
We believe that our “Regional and unallocated funeral and cemetery costs” are necessary to support our decentralized, high performance culture operating framework, and as such, are included in Consolidated EBITDA and Adjusted Consolidated EBITDA, which more accurately reflects the cash earning power of the Company as an operating and consolidation platform.

Consolidated EBITDA and Adjusted Consolidated EBITDA
Consolidated EBITDA and Adjusted Consolidated EBITDA are defined above. Our Adjusted Consolidated EBITDA include adjustments for Special Items and other expenses or gains that we believe do not directly reflect our core operations and may not be indicative of our normal business operations.
How These Measures Are Useful
When used in conjunction with GAAP financial measures, our Field EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA are supplemental measures of operating performance that we believe are useful measures to facilitate comparisons to our historical consolidated and business level performance and operating results.

We believe our presentation of Adjusted Consolidated EBITDA, key metric used internally by our management, provides investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of our ongoing operating performance.
Limitations of the Usefulness of These Measures
Our Field EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation. Our presentation is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Funeral Field EBITDA and Cemetery Field EBITDA are not consolidated measures of profitability.
Field EBITDA excludes certain costs presented in our GAAP statement that we do not allocate to the individual business’ field level margins, as noted above. A reconciliation of Field EBITDA to Gross Profit, the most directly comparable GAAP measure, is set forth below.
Consolidated EBITDA excludes certain items that we believe do not directly reflect our core operations and may not be indicative of our normal business operations. A reconciliation of Consolidated EBITDA to Net Income, the most directly comparable GAAP measure, is set forth below.
Therefore, these measures may not provide a complete understanding of our performance and should be reviewed in conjunction with our GAAP financial measures.
Reconciliation of Non-GAAP Financial Measures:
This press release includes the use of certain financial measures that are not GAAP measures. The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures below.
Reconciliation of Net Income to Adjusted Net Income for the three months ended March 31, 2017 and 2018 (in thousands):

	Three Months Ended March 31,
	2017	2018
Net Income	$7,084	$9,356
Special Items
Accretion of Discount on Convertible Subordinated Notes	1,037	1,160
Adjusted Net Income	$8,121	$10,516
Reconciliation of Net Income to Consolidated EBITDA for the three months ended March 31, 2017 and 2018 (in thousands):

	Three Months Ended March 31,
	2017	2018
Net Income	$7,084	$9,356
Net Tax Provision	4,722	2,878
Pre-Tax Income	11,806	12,234
Interest Expense	3,029	3,735
Accretion of Discount on Convertible Subordinated Notes	1,037	1,160
Non-Cash Stock Compensation	836	1,100
Depreciation & Amortization	3,847	4,216
Other, Net	(3)	(2)
Consolidated EBITDA	$20,552	$22,443

Revenue	$68,157	$73,387

Consolidated EBITDA Margin	30.2%	30.6%

Reconciliation of Funeral and Cemetery Gross Profit to Field EBITDA for the three months ended March 31, 2017 and 2018 (in thousands):

Funeral Field EBITDA	Three Months Ended March 31,
	2017	2018
Gross Profit (GAAP)	$18,969	$19,664
Depreciation & Amortization	2,369	2,564
Regional & Unallocated Costs	2,444	2,864
Funeral Financial EBITDA	(2,043)	(2,047)
Divested EBITDA	(1)	3
Funeral Field EBITDA	$21,738	$23,048

Cemetery Field EBITDA	Three Months Ended March 31,
	2017	2018
Gross Profit (GAAP)	$4,123	$4,524
Depreciation & Amortization	1,102	1,209
Regional & Unallocated Costs	510	417
Cemetery Financial EBITDA	(2,087)	(2,065)
Cemetery Field EBITDA	$3,648	$4,085

Total Field EBITDA	Three Months Ended March 31,
	2017	2018
Funeral Field EBITDA	$21,738	$23,048
Cemetery Field EBITDA	3,648	4,085
Funeral Financial EBITDA	2,043	2,047
Cemetery Financial EBITDA	2,087	2,065
Divested EBITDA	1	(3)
Total Field EBITDA	$29,517	$31,242
Reconciliation of GAAP Basic Earnings Per Share to Adjusted Basic Earnings Per Share for the three months ended March 31, 2017 and 2018:

	Three Months Ended March 31,
	2017	2018
GAAP Basic Earnings Per Share	$0.42	$0.58
Special Items Affecting Net Income	0.06	0.07
Adjusted Basic Earnings Per Share	$0.48	$0.65
Reconciliation of GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share for the three months ended March 31, 2017 and 2018:

	Three Months Ended March 31,
	2017	2018
GAAP Diluted Earnings Per Share	$0.39	$0.52
Special Items Affecting Net Income	0.06	0.07
Adjusted Diluted Earnings Per Share	$0.45	$0.59

Reconciliation of Rolling Four Quarter Outlook:
On page four of this press release, we present the Rolling Four Quarter Outlook (“Outlook”) which reflects management’s opinion on the performance of the portfolio of existing businesses, including performance of existing trusts, and excludes size and timing of acquisitions for the Rolling Four Quarter Outlook period ending March 31, 2019 unless we have a signed Letter of Intent and high likelihood of a closing within 90 days. This Outlook is not intended to be management estimates or forecasts of our future performance, as we believe precise estimates will be precisely wrong all the time. The following four reconciliations are presented at the approximate midpoint of the range in this Outlook.
Reconciliation of Net Income to Consolidated EBITDA for the estimated Rolling Four Quarters ending March 31, 2019 (in thousands):

March 31, 2019E
Net Income	$27,400
Total Tax Provision	10,400
Pretax Income	37,800
Net Interest Expense, including Accretion of Discount on Convertible Subordinated Notes	18,800
Depreciation & Amortization, including Non-cash Stock Compensation	21,900
Consolidated EBITDA	$78,500
Reconciliation of Net Income to Adjusted Net Income for the estimated Rolling Four Quarters ending March 31, 2019 (in thousands):

March 31, 2019E
Net Income	$27,400
Special Items	4,800
Adjusted Net Income	$32,200
Reconciliation of GAAP Basic Earnings Per Share to Adjusted Basic Earnings Per Share for the estimated Rolling Four Quarters ending March 31, 2019:

March 31, 2019E
GAAP Basic Earnings Per Share	$1.70
Special Items Affecting Net Income	0.30
Adjusted Basic Earnings Per Share	$2.00
Reconciliation of GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share for the estimated Rolling Four Quarters ending March 31, 2019:

March 31, 2019E
GAAP Diluted Earnings Per Share	$1.55
Special Items Affecting Net Income	0.27
Adjusted Diluted Earnings Per Share	$1.82

Supplemental Information:
Funeral homes and cemeteries purchased after December 31, 2013 are referred to as “Acquired” in our Trend Report. This classification of acquisitions has been important to management and investors in monitoring the results of these businesses and to gauge the leveraging performance contribution that a selective acquisition program can have on total company performance.
The presentation below highlights the impact of our 2013 Acquired Portfolio that moved from Acquired to Same Store beginning January 1, 2018 (in thousands):

	Three Months Ended March 31, 2017		Year Ended December 31, 2017

	Revenue	EBITDA	Revenue	EBITDA
2013 Acquired Portfolio	$1,144	$519	$4,185	$1,794

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
Certain statements made herein or elsewhere by, or on behalf of, the Company that are not historical facts are intended to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition to historical information, this Press Release contains certain statements and information that may constitute forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding any projections of earnings, revenues, asset sales, cash flow, debt levels or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing and are based on our current expectations and beliefs concerning future developments and their potential effect on us. The words “may”, “will”, “estimate”, “intend”, “believe”, “expect”, “seek”, “project”, “forecast”, “foresee”, “should”, “would”, “could”, “plan”, “anticipate” and other similar words or expressions are intended to identify forward-looking statements, which are generally not historical in nature. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

•	our ability to find and retain skilled personnel;

•	our ability to execute our growth strategy;

•	the effects of competition;

•	the execution of our Standards Operating, 4E Leadership and Strategic Acquisition Models;

•	changes in the number of deaths in our markets;

•	changes in consumer preferences;

•	our ability to generate preneed sales;

•	the investment performance of our funeral and cemetery trust funds;

•	fluctuations in interest rates;

•	our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness;

•	the timely and full payment of death benefits related to preneed funeral contracts funded through life insurance contracts;

•	the financial condition of third-party insurance companies that fund our preneed funeral contracts;

•	increased or unanticipated costs, such as insurance or taxes;

•	recent changes in federal income tax laws and regulations and the implementation and interpretation of these laws and regulations by the Internal Revenue Service;

•	effects of the application of other applicable laws and regulations, including changes in such regulations or the interpretation thereof;

•	consolidation of the deathcare industry; and

•	other factors and uncertainties inherent in the deathcare industry.
For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see “Risk Factors” in our most recent Annual Report on Form 10-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise. A copy of the Company’s Form 10-K, other Carriage Services information and news releases are available at www.carriageservices.com.